SYNOVUS FINANCIAL CORP.
                          DIRECTOR STOCK PURCHASE PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 2000


         The name of this plan is the Synovus Financial Corp. Director Stock Purchase Plan (the "Plan"). The purpose of the Plan is to enable Synovus Financial Corp. ("Synovus") to promote interest in its success, growth and development by providing directors of Synovus and its subsidiaries a convenient means of purchasing shares of Synovus Common Stock in the open market, by means of voluntary contributions and 50% matching contributions from Synovus and its subsidiary Participating Companies.

                                    ARTICLE I
                                   DEFINITIONS

     A. Synovus Common Stock: The shares of common stock of the par value of $1.00 per share of Synovus, and any shares which may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.

     B. Synovus: Synovus Financial Corp.

     C. Company: Synovus Financial Corp.

     D. Contribution Date: The date in each calendar month on which Participant contributions to the Plan shall be made.

     E. Effective Date of the Plan: January 1, 2000.

     F. Director: Any person who currently serves or in the future shall be elected to serve as a member, advisory member or emeritus member of the Board of Directors of one or more Participating Companies which compensates such members in fees or other cash remuneration for serving in such capacity. Persons who serve in multiple capacities as
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members of the Boards of Directors of one or more Participating Companies shall be allowed to participate in the Plan in only one such capacity, and, if such multiple capacities involve service upon Synovus' Board of Directors and another Participating Company or Participating Companies, such single participation shall be limited to participation at the Synovus level.

     G. Participating Company: Synovus and each subsidiary of Synovus which compensates its Directors in fees or other cash remuneration for serving in such capacity and elects to participate in the Plan.

     H. Offering Period: The last fifteen days of each calendar quarter during which Directors may elect to begin participation in the Plan.

     I. Participant: A Director who shall have become a Participant in the Plan by submitting to the Agent through his Participating Company an Automatic Transfer Contribution Form and whose participation in the Plan shall not have been terminated.

     J. Automatic Transfer Contribution Form: The form which a Participant must forward to the Agent through his Participating Company so as to participate in the Plan. This form shall contain a description, including the account number, of the demand deposit account maintained by the Participant with a Participating Company from which the Participant desires his Participant contribution to the Agent of the Plan to be made by automatic transfer.

     K. Plan Year: The period commencing on January 1st of each year and ending on December 31st of each year.

     L. Stock Share Account: The separate account which is required to be established and maintained with respect to each Participant for the purpose of recording Synovus Common Stock purchased for and allocated to the Participant under the Plan.

     M. Agent of the Plan, or Agent: State Street Bank and Trust Company, as the

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Agent of the Plan, and any duly appointed successor Agent.

                                   ARTICLE II

                                  PARTICIPATION

     A Director may become a Participant in the Plan during an Offering Period by submitting an Automatic Transfer Contribution Form to the Agent of the Plan through his or her Participating Company.

                                   ARTICLE III

                            PARTICIPANT CONTRIBUTIONS

     Participants may contribute to the Plan by submitting an Automatic Transfer Contribution Form to the Agent of the Plan through his or her Participating Company.

     In connection with the Participant automatic transfer contribution procedure, automatic transfer contributions to the Agent of the Plan shall be made on either a monthly or a quarterly basis, as designated by the Participant, by the subsidiary bank of Synovus which maintains the demand deposit account designated by the Participant to be the source of such contributions according to the following schedule of levels of participation:

                                   Participant
     Participation Level           Contribution             Monthly/Quarterly
     -------------------           ------------             -----------------
              A                    $     333.33               Monthly
              B                    $     222.22               Monthly
              C                    $     111.11               Monthly
              D                    $   1,000.00               Quarterly

     Automatic transfer contributions shall be made only on Contribution Dates. The Agent of the Plan, and the Participating Company with whom the demand deposit account to be charged with the automatic transfer is established, shall have sole and absolute discretion in the determination of the Contribution Date upon which the automatic transfer contributions of

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Participants in the Plan shall be made.

     Automatic transfer contributions may be authorized only during an Offering Period and only by submitting an Automatic Transfer Contribution Form to the Agent through a Participating Company and/or the subsidiary bank of Synovus with which the Participant maintains the demand deposit account to be the source of such contributions. A Participant may change the participation level of his or her automatic transfer contribution by submitting a new Automatic Transfer Contribution Form to the Agent through the Participating Company at least fifteen days prior to a Contribution Date. Automatic Transfer Contributions may be terminated pursuant to Article XIII hereof. Each Participating Company shall remit Participant's Automatic Transfer Contributions to the Agent on the appropriate Contribution Date.

                                   ARTICLE IV

                       PARTICIPATING COMPANY CONTRIBUTIONS

     Participating Companies shall make contributions to the Plan for each of their Directors who are Participants in the Plan.

     In connection with the Participant automatic transfer contribution procedure, Participating Company contributions to the Agent of the Plan for the Directors of such Participating Company who are Participants in the Plan shall be made on the Contribution Date, on either a monthly or a quarterly basis, in accordance with such Participant's designation for his or her Participant contribution. The automatic transfer contributions for such Participants are made according to the following schedule of levels of participation:

                            Participating Company
  Participation Level              Contribution              Monthly/Quarterly
  -------------------        --------------------            -----------------
           A                       $     166.67               Monthly
           B                       $     111.11               Monthly
           C                       $      55.55               Monthly
           D                       $   1,000.00               Quarterly

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     As Participating Company contributions to the Plan must be treated by the
Participants for whom such contributions are made as compensation for serving as Directors, such amount will be reflected on the Form 1099 furnished to Directors annually by their respective Participating Companies.

                                    ARTICLE V

                             ADMINISTRATION OF PLAN

     The Plan shall be administered by Synovus. Synovus may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.

         The functions and duties of Synovus in general, are as follows:

         (a) To establish rules for the administration and make interpretations of the Plan, which rules and interpretations will apply to all Participants similarly situated.

         (b) To make provision for payment of contributions to the Agent of the Plan.

         (c) To maintain, with the assistance of the Agent of the Plan, records, including, but not limited to, those with respect to Participant contributions and Participating Company contributions and dividends paid to the Agent of the Plan.

         (d) To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants with any and all reports and notifications to which they are by law entitled.

         (e) To engage a certified public accountant to perform an annual audit of the Plan.

         (f) To give prompt notification to the Agent of the effectiveness, the initiation of proceedings which could result in the termination of effectiveness and the termination of effectiveness of registration, exemption or qualification of the Plan and/or the Synovus Common Stock offered thereunder under federal and applicable state securities laws.


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         (g) To receive from and, upon its approval thereof, to promptly forward to the Agent of the Plan the written requests of Participants for the issuance of stock certificates for all or part of the full number of shares of Synovus Common Stock in such Participants' Stock Share Accounts.

         (h) To give prompt notification to the Agent of the Plan of the termination of the participation of any Participant in the Plan for any reason whatsoever.

         (i) To perform any and all other functions reasonably necessary to administer the Plan.

     Synovus shall indemnify each employee of Synovus and any other Participating Company involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by Synovus or the appropriate Participating Company.

                                   ARTICLE VI

                                AGENT OF THE PLAN

     The Agent of the Plan shall be State Street Bank and Trust Company, and any Successor Agent appointed by Synovus.

     The Agent shall receive all contributions made by the Participating Companies and Participants in cash only. All contributions so received, ("Fund"), shall be held, managed, and administered pursuant to the terms of the Plan. No part of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants in the Plan.

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     Any Agent of the Plan may be removed by Synovus at any time. Any Agent of the Plan may resign at any time upon 120 days notice in writing to Synovus. Upon removal or resignation of such Agent, Synovus shall appoint a successor Agent of the Plan who shall have the same powers and duties as those conferred upon the Agent hereunder. Upon acceptance of such appointment by the successor Agent, the predecessor Agent shall assign, transfer, and pay over to such successor Agent the funds and properties then constituting the Fund and any and all records it might have with regard to the Fund and the administration of the Fund.

     Any corporation into which any corporate agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any corporate agent may be a party, or any corporation to which all or substantially all of the business of any corporate agent may be transferred, shall be the successor of such agent without the filing of any instrument or performance of any further act.

     The Agent of the Plan shall have the following powers and authority in the administration and investment of the Fund:

     (a) To purchase for the benefit of the Participants in the Plan shares of Synovus Common Stock in its name as Agent of the Plan, to retain the same and shares of Synovus Common Stock previously acquired under the Existing Plan and to cause such shares to be disposed of pursuant to the terms of the Plan.

     (b) To cause any Synovus Common Stock held as part of the Fund to be registered in the Agent's own name or in the name of one or more nominees, but the books and records of the Agent shall at all times show that all such investments are part of the Fund.

     (c) To keep such portions of the Fund in cash or cash balances as the Agent, from time to time, may in its sole discretion deem to be in the best interests of the Participants in the Plan without liability for interest thereon.

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     (d) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted.

     (e) To employ subagents to engage in the actual purchase of Synovus Common Stock for the benefit of the Participants in the Plan.

     (f) To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Agent of the Plan may deem necessary or desirable to administer the Fund, and to carry out and satisfy the purposes and intent of the Plan.

     The Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant and Participating Company contributions received, dividends and other distributions received, and Synovus Common Stock purchased, allocated and held for, and Synovus Common Stock distributed to, Participants hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by Synovus.

     On or before the fifteenth day following the close of each month or upon such other reporting schedules and for such other reporting periods as Synovus and the Agent of the Plan shall agree, the Agent shall file with Synovus a written report setting forth all receipts, disbursements, and other transactions effected during such preceding month or reporting period, and setting forth the current status of the Fund.

                                   ARTICLE VII

                                 STOCK PURCHASE

     The Agent of the Plan shall purchase shares of Synovus Common Stock in the open market for the benefit of the Participants in the Plan.

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     In the event that the Agent retains the services of subagents to make such purchases of shares of Synovus Common Stock, such subagents shall not be controlled by, controlling or under common control with Synovus or its affiliates. Neither Synovus nor any of its affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which, Synovus Common Stock may be purchased by the Agent or its subagents, the amounts of Synovus Common Stock to be so purchased or the manner in which such Synovus Common Stock is to be purchased. The Agent may retain the services of said subagents only upon the execution of subagency agreements by and between the Agent and subagents which sets forth terms and conditions not materially different from those contained herein with regard to the purchase of Synovus Common Stock.

     Neither the Agent of the Plan, Synovus, nor any subagent retained by the Agent shall have any responsibility as to the value of Synovus Common Stock acquired under the Plan. The duties of the Agent and any subagent to cause the purchase of Synovus Common Stock under the Plan shall be subject to any and all legal restrictions or limitations imposed at the time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Agent or any subagent. Accordingly, neither the Agent of the Plan, Synovus, nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of Synovus Common Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.

                                  ARTICLE VIII

                               ALLOCATION OF STOCK

     As promptly as practical after each purchase by the Agent (or any subagents) of

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Synovus Common Stock for the benefit of the Participants in the Plan, the Agent of the Plan shall determine the average cost per share of all shares so purchased. The Agent shall then ratably allocate such shares to the Stock Share Accounts of the Participants, charging each such Participant with the average cost, including transactional costs, of the shares so allocated. Full shares and fractional share interests in one share (to three decimal places) shall be allocated.

                                   ARTICLE IX

              ISSUANCE OF SHARES OF STOCK CERTIFICATES AND/OR CASH

     A Participant may request that the Agent issue shares or sell shares for all or a part of the full number of shares of Synovus Common Stock in a Participant's Stock Share Account. As promptly as practicable, in accordance with and after receipt by the Agent of such Participant's request, the Agent will (1) issue such shares to such Participant, to the Participant's Synovus Dividend Reinvestment and Direct Stock Purchase Plan account, or to any person or brokerage account designated in writing by such Participant; or (2) sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and mail a check for the net proceeds to the Participant. The Agent will notify the Participant's Participating Company of such issuance or sale of shares. The Participant request must clearly indicate the number of shares to be issued or sold, or specify that all shares held in such Participant's Stock Share Account are to be issued or sold; otherwise, the Agent shall return such request to the Participant's Participating Company without issuing or selling any shares in such Participant's account. No Participant shall have the authority or power to direct the date or sales price at which shares may be sold.



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                                    ARTICLE X

                           DIVIDENDS AND DISTRIBUTIONS

     Stock dividends and stock splits received by the Agent of the Plan will be allocated by such Agent to each Participant's Stock Share Account to the extent that such stock is attributable to the allocated Synovus Common Stock in such Participant's Stock Share Account. Cash dividends received by the Agent of the Plan shall be used to acquire additional shares of Synovus Common Stock pursuant to the provisions of the Plan, and such shares so acquired will be allocated ratably to the Stock Share Accounts of Participants.

                                   ARTICLE XI

                                  VOTING RIGHTS

     Each Participant in the Plan shall have the rights and powers of ordinary shareholders with respect to the shares of Synovus Common Stock in such Participant's Stock Share Account, including, but not limited to, the right to vote such shares. Synovus shall deliver or cause to be delivered to the Participants in the Plan at the time and in the manner such materials are sent to Synovus shareholders generally all reports, proxy solicitation materials and all other disclosure type communications distributed to Synovus shareholders generally.

                                   ARTICLE XII

                             REPORTS TO PARTICIPANTS

     As soon as practical following the end of each Plan Year, or more often and as often as Synovus may elect, Synovus and/or the Agent of the Plan shall send to each Participant a written report of all transactions for such Participant's benefit under the Plan for such Plan year.

                                  ARTICLE XIII

                      TERMINATION OF PARTICIPATION IN PLAN

     A Participant may terminate his or her participation in the Plan by contacting the

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Participant's Participating Company at least fifteen (15) days prior to a
Contribution Date. The Participating Company will communicate the Participant's request to the Agent. As promptly as practical, the Agent of the Plan, will, in accordance with the instructions of such former Participant, (1) issue the number of full shares of Synovus Common Stock allocated to his or her Stock Share Account, together with a check for any fractional share interests and any remaining cash balance to the Participant or to the Participant's Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other person or brokerage account designated by the Participant in writing; or (2) issue a check made payable to the Participant for the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge. The Agent will notify the Participant's Participating Company of such issuance or sale of shares. If a Participant terminates his or her participation in the Plan, such Participant may not re-enter the Plan until the expiration of a six month waiting period.

     Assignments or pledges of any interests under the Plan are not allowed.

                                   ARTICLE XIV

                       TERMINATION OF STATUS AS A DIRECTOR

     Participation in the Plan shall automatically terminate without notice upon termination of the Participant's status as a Director whether by death, retirement, or otherwise. If termination is other than by death, the Agent of the Plan will, in accordance with the Participant's instructions, as promptly as practical, (1) issue the number of full shares of Synovus Common Stock allocated to his Stock Share Account and not previously distributed, together with a check for any fractional share interests and any remaining cash balance to the Participant or to the Participant's Synovus Dividend Reinvestment and Direct Stock Purchase Plan Account or other person or brokerage account designated by the Participant in writing; or

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(2) issue a check made payable to the Participant for the net cash proceeds from the sale of such shares, after deduction of brokerage commissions and a transaction charge. The Agent will notify the Participant's Participating
Company of such issuance or sale of shares. If no such instructions are provided by the former Participant, the shares will be delivered in certificate form to the former Participant at his or her last known address.

     If termination is by reason of death, settlement shall be made by the Agent, as promptly as practical and after notification and approval by the Participant's Participating Company and will be to the Participant's duly appointed legal representative after satisfaction of any applicable legal requirements.

                                   ARTICLE XV

                                    EXPENSES

     Synovus shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the Synovus Common Stock from the Plan to the Participants. Any broker's fees, commissions, postage or other transaction costs actually incurred will be included in the cost of the Synovus Common Stock to Participants.

                                   ARTICLE XVI

                         LIMITATION ON THE SALE OF STOCK

     No Synovus Common Stock will be offered or sold under the Plan to any Director in any state where the sale of such stock is not permitted under the applicable laws of such state. For purposes of this Article XVI, the offering or sale of stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require the Plan and/or the Synovus Common Stock offered pursuant thereto, to be registered in such state and the Plan and/or Synovus Common Stock is not registered therein.


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                                  ARTICLE XVII

                AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN

     The formula provisions of the Plan relating to Participant and Participating Company contributions as set forth in Article III and Article IV, respectively, of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. With the exception of the restrictions set forth in the previous sentence, Synovus reserves the right to amend the Plan at any time; however, no amendment shall affect or diminish any Participant's right to the benefit of contributions made by such Participant or his or her Participating Company prior to the date of such amendment, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent of the Plan without the Agent's prior written consent.

     Synovus reserves the right to terminate the Plan. In such event, there will be no further Participant contributions and no further Participating Company contributions, but the Agent of the Plan will make purchases of Synovus Common Stock out of available funds and will allocate such stock to the Stock Share Accounts of the Participants in the usual manner. Upon termination of the Plan, distributions of Synovus Common Stock and any cash held as a part of the fund shall be governed by the provisions of Article XIV hereof.

     Synovus reserves the right to suspend Participating Company contributions to the Plan if the Board of Directors of Synovus feels that the financial condition of Synovus warrants such suspension. Such suspension shall remain in effect until such time as Synovus' Board of Directors determines that the financial condition of Synovus warrants the restoration of the Plan to full active status. During the time Participating Company contributions are suspended, Synovus' Board of Directors shall determine whether Participant contributions are to be

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continued or suspended. If Synovus' Board of Directors permits the continuance of Participant contributions, each Participant may elect to continue or suspend Participant contributions on his or her own behalf. If the Participant elects to continue to make Participant contributions while Participating Company contributions are suspended, the Participating Companies shall be under no obligation at any future date to make Participating Company contributions with respect to such Participant's contributions made during such period of suspension. During any period of suspension under this Article XVII, the Plan shall continue normal operation to the extent practical.

                                  ARTICLE XVIII

                          SUSPENSION OR TERMINATION IF
                          STOCK PURCHASE IS PROHIBITED

     In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by Synovus' Board of Directors if the Plan's continuance would, for any reason, be prohibited under any federal and state law even though such prohibition arises because of some act on the part of Synovus, including, but not limited to, Synovus engaging in a distribution of securities. If the Plan is suspended under this Article XVIII, no Participating Company contributions or Participant contributions shall be made and no Synovus Common Stock shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article XVIII, there shall be no further Participant contributions and no further Participating Company contributions and there shall be no additional purchases of Synovus Common Stock. As soon as practical after the termination pursuant to this Article XVIII, distribution of Synovus Common Stock and any cash held as a part of the Fund shall be governed by the provisions of Article XIV hereof.

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                                   ARTICLE XIX

                                  CONSTRUCTION

     This Plan shall be governed by and construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, Synovus has caused this Agreement to be executed by its duly authorized officer as of the month, day and year first above written.

                                 SYNOVUS FINANCIAL CORP.

                                 By:/s/James D. Yancey

                                 Title: President and Chief Operating Officer





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